                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC AUDITORS


As independent public accountants, we hereby consent to the inclusion of our reports on the financial statements of Intrepid Technology & Resources, Inc., dated September 28, 2002, included in this report on Form 10-KSB, as filed with the Securities and Exchange Commission.

Balukoff, Lindstrom & Co., P.A.



Boise, Idaho
September 27, 2002